UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 17, 2009
The South Financial Group, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (864) 255-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
     On June 17, 2009, The South Financial Group, Inc. (the “Company”) entered into agreements (the “Exchange Agreements”) with two investors (the “Investors”), pursuant to which an aggregate of 94,500 shares of 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V (Liquidation Preference $1,000) and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV (Liquidation Preference $1,000) (the “Series 2008 Preferred Stock”) held by such Investors, their affiliates or certain related accounts will be exchanged for 94,500 shares of a new series of preferred stock (the “Series 2009-A Preferred Stock”) (the “Private Exchanges”). The completion of the Private Exchanges is subject to certain conditions including (1) the Company raising gross proceeds of at least $75 million in its public offering of the Company’s common stock, $1.00 par value (the “Common Stock”) announced on June 18, 2009, (2) the accuracy of the representations and warranties of the Company and (3) the material compliance of the Company with its covenants. The Private Exchanges are expected to be completed contemporaneously with the completion of the public offering. The Exchange Agreements will terminate automatically if the public offering condition has not been met within 15 business days of June 17, 2009.
     The Private Exchanges are being undertaken as a component of the Company’s Capital Plan described under Item 8.01 below. The 94,500 shares of Series 2009-A Preferred Stock that were issued in the Private Exchanges were issued to the Investors in reliance upon the exemptions set forth in the Securities Act of 1933, including under Section 3(a)(9) thereof. No commission or other remuneration was paid or given directly or indirectly by TSFG for soliciting the Private Exchanges.
     Each share of the Series 2009-A Preferred Stock will automatically convert into approximately 253.846 shares of Common Stock, based on an initial conversion price of $3.94 per share (the “Conversion Price”) on the first business day following the occurrence of both (1) the approval of the conversion terms of the Series 2009-A Preferred Stock by a majority of the total votes cast on the proposal, whether presented at a special or annual meeting of shareholders of the Company and (2) the approval of an amendment to the Corporation’s Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized thereunder from 200,000,000 to 325,000,000 by two-thirds of the votes entitled to be cast thereon, whether presented at a special or annual meeting of shareholders (together, the “Shareholder Approval”); provided that such conversion will not occur to the extent that it would result in the holder owning more than 9.9% of the Company’s voting securities. The Company intends to hold a meeting of shareholders to seek the Shareholder Approval as promptly as practicable.
     If the Shareholder Approval is not obtained by December 19, 2009, then (1) the Conversion Price will be adjusted such that the price then in effect will be reduced by 20% and (2) unless the Shareholder Approval has previously been obtained, the Conversion Price will be further adjusted every six months such that the price then in effect shall immediately decrease by an additional 10% of the original Conversion Price. In no event will the Conversion Price be reduced to less than seventy percent (70%) of the original Conversion Price (other than in connection with certain anti-dilution adjustments). The Conversion Price will also be subject to certain anti-dilution adjustments.
     The Series 2009-A Preferred Stock will not pay any dividends initially. If the Series 2009-A Preferred Stock has not been converted into shares of Common Stock by such time, commencing with the dividend period beginning December 19, 2009, holders of the Series 2009-

A preferred Stock will be entitled to receive quarterly dividends at a rate which will initially be 12% per annum and will increase by 1% on September 18, 2010 and on every six month anniversary of September 18, 2010 thereafter, subject to a maximum rate of 15% per annum.
     Except as otherwise required by law or the Company’s Amended and Restated Articles of Incorporation, holders of the Series 2009-A Preferred Stock are not entitled to any voting rights. The affirmative consent of at least 66 2/3% (by aggregate liquidation preference) of the Series 2009-A Preferred Stock outstanding and all other preferred stock or securities having similar voting rights in proportion to the respective liquidation preferences, voting as a class, shall be required (1) for the issuance of any class or series of stock ranking senior to the Series 2009-A Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution and for amendments to the Company’s Amended and Restated Articles of Incorporation that would alter the rights of holders of the Series 2009-A Preferred Stock in a manner adverse to the holders, (2) to approve any liquidation or dissolution of the Company or any merger or consolidation of the Company with or into any other entity unless (i) the Company is the surviving entity in such merger or consolidation and the Series 2009-A Preferred Stock remains outstanding or (ii) the Company is not the surviving entity in such merger or consolidation but the Series 2009-A Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2009-A Preferred Stock, taken as a whole.
Item 7.01. REGULATION FD DISCLOSURE.
     On June 18, 2009, the Company issued a press release announcing a capital plan (the “Capital Plan”). The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Certain materials relating to the Company’s Capital Plan are attached as Exhibit 99.2 hereto and are incorporated herein by reference.
     The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 8.01. OTHER EVENTS.
     On June 18, 2009, the Company announced the Capital Plan, which is comprised of the following elements: (1) the Private Exchanges; (2) a Common Stock offering of $75 million; (3) a public exchange offer for the remaining $95.5 million in outstanding liquidation amount of Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV, Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V, Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-NV, Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008D-V, which is anticipated following receipt of the Shareholder Approval; and (4) the Conversion of hybrid securities and sales of ancillary businesses, which are estimated to generate capital of $35 million to $50 million.

     Also on June 18, 2009, the Company announced the commencement of the Common Stock offering pursuant to the Capital Plan.
 Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1	Press Release dated June 18, 2009*

99.2	Company Presentation dated June 18, 2009*

*	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.
June 18, 2009	By:	/s/ William P. Crawford, Jr.
William P. Crawford, Jr.
Executive Vice President, Chief Legal & Risk officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated June 18, 2009*

99.2	Company Presentation dated June 18, 2009*

*	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS
This filing may contain forward looking statements (as defined in the Private Securities Litigation Reform Act of 1995) including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, many of which are beyond the Company’s control, including: (1) deterioration in the loan portfolio could be worse than expected due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) the nature, extent, and timing of governmental actions and reforms, including existing and potential future restrictions and limitations imposed in connection with the Troubled Asset Relief Program’s voluntary Capital Purchase Plan or otherwise under the Emergency Economic Stabilization Act of 2008; (7) extended disruption of vital infrastructure; and (8) the pricing and total shares sold under the common stock offering and the relative success of the other elements of the capital plan. Additional factors that could cause results to differ materially from those described above can be found in The South Financial Group’s Annual Report on Form 10-K for the year ended December 31, 2008, and documents subsequently filed by the Company with the Securities and Exchange Commission, including the registration statement, prospectus and prospectus supplement relating to the equity offering described in this filing. All forward-looking statements included in this filing are based on information available at the time that they are issued. The Company assumes no obligation to update any forward-looking statement.